UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2005

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328

(Address of Principal
Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 3, 2005, at the annual meeting of stockholders of Beazer Homes USA, Inc. (the “Company”), the Company’s stockholders approved the Executive Value Created Incentive Plan (the “EVCIP”).  The EVCIP had been previously adopted by the Company’s Board of Directors subject to stockholder approval.  A copy of the EVCIP is attached hereto as exhibit 10.1.

The following is a summary of the EVCIP.

The Company measures its financial performance based upon Value Created, which is defined as earnings before interest and taxes (“EBIT”) minus a capital charge based on capital employed. The calculation of Value Created is represented below:

Value Created = EBIT - (capital charge × capital employed)

For the Executive VCIP, the capital charge ranges from 11% to 14%.

The Company will award incentive compensation to participants in the Executive VCIP based upon the overall company performance measured in terms of Value Created. The key provisions in determining awards under the Executive VCIP are as follows:

1.                                       Percent of Value Created Paid in Cash—Value Created, if positive, is multiplied by a predetermined percentage to determine a component of the cash incentive compensation payment. This percentage is determined on a graduated scale which decreases as Value Created increases.  For instance, for fiscal 2005, for Value Created of up to $5 million, the percentage for Ian McCarthy, President and Chief Executive Officer, is 2.5%, for the next $5 million it is 1.5%, for the next $10 million it is 1.0%, for the next $40 million it is 0.85% and for all Value Created over $60 million it is 0.625%.

2.                                       Percent of Incremental Value Created Paid in Cash—Incremental Value Created, if positive, is multiplied by a predetermined percentage to determine a component of the cash incentive compensation payment. This percentage is fixed regardless of the level of Value Created and for Mr. McCarthy will be 2.5% in fiscal 2005.

3.                                       Banks—Each year, the percentages of Value Created and Incremental Value Created described above are also applied to Value Created and Incremental Value Created, respectively, whether positive or negative, and the resulting amounts are put into the participant’s bank. If the amounts are negative, the banks are reduced. At the end of each year, one-third of the amount held in the bank, if positive, will be paid in cash to the participant. If negative, one-third of the bank balance may reduce or eliminate the cash payment for that year. The remaining bank amount, positive or negative, will be carried forward to future years. The bank is always at risk, is never vested, and is lost if the participant’s employment with the Company terminates for any reason.

4.                                       Cash Payment Limit—The total cash payable based on the calculations described above, after deduction for any amounts deferred by the participant, is subject to a limit based on a predetermined multiple of each participant’s salary. Under the Executive VCIP, such multiple increases as Value Created increases. For fiscal 2005 for Mr. McCarthy, such multiple ranges from 3.825 times his salary for Value Created of $5 million or less to 8.0 times his salary for Value Created of $60 million or more.

5.                                       Bank Limit—Under the Executive VCIP, the amount held in the bank at the end of any year will be limited to an amount equal to the annual cash payment limit for that year, determined as described in 4 above.

6.                                       Award of Excess Bank at Discount—The excess of the bank over the limit described above will be reduced by 75%, with the remaining 25% awarded to the participant in shares of restricted stock (subject to the availability of restricted stock under the Company’s stockholder approved stock compensation plan) or deferred compensation. The remaining 75% will be forfeited. Such restricted stock or deferred compensation vests after three years.

7.                                       Portion of Ending Bank Awarded in Deferred Compensation—At the end of each year, 10% of the ending bank balance, after current year adjustments, cash payments and any reduction for excess over the limit, is awarded in deferred compensation which vests in three years.

8.                                       Additional Performance Factors—The annual incentive payments once calculated based on Value Created and Incremental Value Created as described above, will be adjusted based on certain performance factors.  Generally, incentive payments may be increased by up to 10% based on achievement of certain profitable growth measures related to revenue and profit margin.  Incentive payments may be reduced by up to 10% based on scores received under the Company’s (i) customer satisfaction surveys and (ii) construction quality and workplace safety requirements, respectively.  Specific targets and related adjustments to the incentive payment will be adopted by the Compensation Committee in connection with the administration of the Plan.

9.                                       Limit on Total Awards—There is an absolute limit per participant per year of $10 million on total cash paid and restricted stock and deferred compensation awarded and/or paid under item 6 above not taking into account the performance factor adjustments and of $11 million after such adjustments are taken into account.

Item 8.01  Other Events

The Company’s stockholders also approved an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 30 million to 80 million shares.  The Company’s Board of Directors subsequently declared a 3-for-1 split of Beazer Homes common stock in the form of a stock dividend.

The Board of Directors also declared a quarterly cash dividend of $0.10 per share on a post-split basis, effectively tripling the quarterly cash dividend.  The Company’s dividend policy will continue to be subject to review by the Board of Directors from time to time.  Both the stock dividend and the cash dividend will be payable on March 22, 2005 to stockholders of record at the close of business on March 10, 2005.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

10.1*                    Beazer Homes USA, Inc. 2005 Executive Value Created Incentive Plan

*Represents a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: February 9, 2005	By:	/s/ Ian J. McCarthy
Ian J. McCarthy
President and Chief Executive Officer